UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton, Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit of Disposal Activities

On February 13, 2023, the Board of Directors of Digimarc Corporation (the “Company”) committed to a reduction in force plan (the “Plan”) as part of the Company’s measures to streamline operations, remove redundancies, and improve operating margins. The Plan involves a reduction in the Company’s current workforce by approximately 17%. The Company currently estimates that it will incur one-time cash charges of approximately $1.5 million, primarily consisting of an estimated $1.3 million in cash severance payments, and $0.2 million in other cash related costs. The Company estimates an additional stock compensation charge of approximately $0.6 million. The Company expects that most of these charges will be incurred and the reduction in force will be substantially complete in the first quarter of 2023.

In aggregate, over the next twelve months, the reduction in force is expected to result in approximately $7.4 million in annual cash savings for the Company, comprising salaries of $6.1 million and payroll taxes and benefits of $1.3 million. The Company also estimates annual stock compensation savings of approximately $0.7 million.

The Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the implementation of the Plan.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including but not limited to statements related to expected benefits of and timing of completion of the Plan and the expected costs and charges of the Plan. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Any forward-looking statements contained are based upon the Company’s current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent the Company’s expectations as of the date of this Current Report on Form 8-K. Subsequent events may cause these expectations to change and, except as may be required by law, the Company does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, among others, risks and uncertainties relating to the final terms of severance arrangements and adverse impact on internal programs and business operations. Additional risks and uncertainties that could affect the Company’s business and financial results are included in reports filed by Digimarc with the U.S. Securities and Exchange Commission (available on our web site at www.digimarc.com or the SEC’s web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings the Company makes with the SEC from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2023

By:	/s/ Joel Meyer
Joel Meyer
Executive Vice President, Chief Legal Officer and Corporate Secretary